UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

______________

TIANCI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

______________

Nevada	001-42591	45-5540446
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit 1109, Lippo Sun Plaza, 28 Canton Road,

Tsim Sha Tsui, Kowloon, Hong Kong 999077

(Address of Principal Executive Office) (Zip Code)

852-22510781

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CIIT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Annual Meeting of Shareholders

On February 13, 2026, Tianci International, Inc. (the “Company”) held its annual shareholder meeting. The total number of shares of the Company’s common stock voted in person or by proxy at the Meeting was 18,435,101, representing approximately 75.15% of the 24,531,803 shares outstanding and entitled to vote at the Meeting. At the meeting, the shareholders approved the following proposals:

Proposal 1 – Election of Directors. The shareholders elected Shufang Gao, Wei Fang, Ying Deng, Yee Man Yung, Fan Liu, Juan Chang, and Guilin Zhang as directors to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Shufang Gao	17,521,550	1,884	910,539
Wei Fang	17,521,550	1,884	910,539
Ying Deng	17,521,550	1,884	910,539
Yee Man Yung	17,521,550	1,884	910,539
Fan Liu	17,521,550	1,884	910,539
Juan Chang	17,521,550	1,884	910,539
Guilin Zhang	17,521,550	1,884	910,539

Proposal 2 – To approve, on an advisory basis, the compensation paid to the Company's senior executive officers. The proposal was approved with 17,521,550 shares voting for, 562 shares voting against, and 2,050 shares abstaining.

Proposal 3 – The shareholders provided the Board of Directors the shareholders' advisory vote on the frequency of shareholder advisory votes on executive compensation, as follows:

16,884,721 votes for an advisory vote on compensation every year.

3,125 votes for an advisory vote on compensation every two years.

625,975 votes for an advisory vote on compensation every three years.

10,741 votes abstained.

Proposal 4 – The shareholders ratified the appointment of Bush & Associates CPA as independent registered public accounting firm of the Company for the fiscal year ending July 31, 2026. The proposal was approved with 18,415,990 shares voting for, 1,980 shares voting against, and 17,131 shares abstaining.

2

Proposal 5 – The shareholders approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to 2,000,000,000. The proposal was approved with 18,357,818 shares voting for, 44,925 shares voting against, and 32,358 shares abstaining.

Proposal 6 – The shareholders authorized the Board of Directors to file a Certificate of Change of the Company’s Articles of Incorporation at any time prior to the one-year anniversary of the Annual Meeting, to effect a reverse split of the issued shares of common stock at a specific ratio ranging from one-for-two to one-for-one-hundred, with the exact ratio to be determined by the Board of Directors without further approval or authorization of the shareholders. The proposal was approved with 18,362,815 shares voting for, 39,953 shares voting against, and 32,333 shares abstaining.

Proposal 7 – The shareholders authorized the Board of Directors to sell 30,000 shares of Series C Preferred Stock to RQS Capital Limited for an aggregate price of $30,000, specifying that each share of Series C Preferred Stock will be exchangeable for, and have voting rights equal to, one hundred shares of the Company’s common stock. The proposal was approved with 3,335,680 shares voting for, 37,520 shares voting against, and 14,151,362 shares abstaining.

Decision by Board of Directors on Frequency of “Say-On-Pay” Votes

After the conclusion of the annual meeting of shareholders, the Company's Board of Directors held its annual meeting. At that meeting, after considering the shareholder advisory vote on the frequency of shareholder votes on executive compensation, the Board of Directors decided that, until the next required vote on the frequency of shareholder votes on compensation, the Company will include a shareholder vote on the compensation of executives in its proxy materials once each year.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tianci International, Inc.

Date: February 17, 2026	By:	/s/ Shufang Gao Shufang Gao, CEO

4